                                                                   EXHIBIT 10.23


                                CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of October 24, 2003, by and between WESTCOAST HOSPITALITY CORPORATION, a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

         Borrower has requested that Bank extend credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                   ARTICLE I
                                  CREDIT TERMS

         SECTION 1.1. LINE OF CREDIT A.

         (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including October 31, 2006, not to exceed at any time the aggregate principal amount of Seven Million Dollars ($7,000,000.00) ("Line of Credit A"), the proceeds of which shall be used for working capital. Borrower's obligation to repay advances under Line of Credit A shall be evidenced by a promissory note substantially in the form of EXHIBIT A attached hereto ("Line of Credit A Note"), all terms of which are incorporated herein by this reference.

         (b) Borrowing and Repayment. Borrower may from time to time during the term of Line of Credit A borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit A Note; provided, however, that the total outstanding borrowings under Line of Credit A shall not at any time exceed the maximum principal amount available thereunder, as set forth above. Notwithstanding the foregoing, however: the outstanding balance of Line of Credit A shall not at any time exceed the lesser of: (i) fifty-five percent (55%) of the value of the Real Property Collateral (as defined in Section 1.6 hereof), as determined by Bank after receipt and review of appraisals prepared by independent appraiser(s) utilizing methodology satisfactory to Bank in its discretion; or (ii) the principal amount required to maintain Collateral Debt Service (as defined in Section 4.9 (d) hereof) at not less than 1.50 to 1.00.

         (c) Request for Replacement or Release of Real Property Collateral. At any time during the term of Line of Credit A, so long as no Event of Default exists, Borrower may request that Bank release certain Real Property Collateral and/or replace certain Real Property Collateral with other real property held by Borrower or its subsidiaries or affiliates. Such request shall be in writing and shall be delivered to Bank in accordance with the provisions of Section 7.2 hereof. Bank agrees to timely consider such request upon receipt, however, any determination to release and/or replace any Real Property Collateral shall be made in Bank's sole and absolute discretion based upon such appraisals and other information as Bank may deem appropriate to review. The inclusion of this Section 1.1(c) shall in no way be deemed a commitment by Bank to honor all or any part of Borrower's request.

         (d) Decrease in Commitment. Notwithstanding anything to the contrary herein or in any of the Loan Documents (as defined in Section 2.2 hereof), and so long as no Event of Default exists, Borrower may decrease, but not increase, the maximum principal amount available for borrowing under Line of Credit A (a "Decreased Commitment-Line of Credit A"), subject to all terms, conditions and limitations set forth herein and in Line of Credit Note A, upon ten (10) days prior written notice to Bank in accordance with the provisions of Section 7.2 hereof, provided that: (i) a proportionate decrease has been requested to Line of Credit B (as defined in Section 1.2(a) below) pursuant to the provisions of
Section 1.2(d) hereof, based upon the total commitments then outstanding under Line of Credit A and Line of Credit B; and (ii) at the time that Borrower requests the Decreased Commitment-Line of Credit A and at all times thereafter until implementation of the decrease by Bank, the outstanding principal balance of Line of Credit A is equal to or less than the Decreased Commitment. Borrower agrees to execute and deliver any documents reasonably requested by Bank to effectuate such Decreased Commitment.

         (e) Termination of Commitment. Notwithstanding anything to the contrary herein or in any of the Loan Documents, Borrower may terminate Line of Credit A upon ten (10) days prior written notice to Bank in accordance with the provisions of Section 7.2 hereof (a "Termination Request-Line of Credit A"), provided that: (a) at the time that Bank receives the Termination Request-Line of Credit A and at all times thereafter until termination of Line of Credit A by Bank there is no principal outstanding under Line of Credit A; (b) all interest, fees and charges outstanding under the Loan Documents have been paid in full prior to termination; and (c) Line of Credit B has previously been terminated by Borrower pursuant to the provisions of Section 1.2(d) hereof.

         SECTION 1.2. LINE OF CREDIT B.

         (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including October 31, 2004, not to exceed at any time the aggregate principal amount of Three Million Dollars ($3,000,000.00) ("Line of Credit B"), the proceeds of which shall be used for working capital. Borrower's obligation to repay advances under Line of Credit B shall be evidenced by a promissory note substantially in the form of EXHIBIT B attached hereto ("Line of Credit B Note"), all terms of which are incorporated herein by this reference.

         (b) Borrowing and Repayment. Borrower may from time to time during the term of Line of Credit B borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit B Note; provided, however, that the total outstanding borrowings under Line of Credit B shall not at any time exceed the maximum principal amount available thereunder, as set forth above. Notwithstanding the foregoing, however: (i) no advances shall be made available to Borrower under Line of Credit B until such time as Line of Credit A is fully advanced pursuant to the provisions of Section 1.1 (b) hereof; (ii) repayments of principal made by Borrower shall be applied first to repay advances made under Line of Credit B, then to advances made under Line of Credit A; (iii) Borrower shall maintain a zero balance on advances under Line of Credit B for a period of at least thirty (30) consecutive days during the term of the commitment.

         (c) Decrease in Commitment. Notwithstanding anything to the contrary herein or in any of the Loan Documents, and so long as no Event of Default exists, Borrower may decrease, but not increase, the maximum principal amount available for borrowing under Line of Credit B (a "Decreased Commitment-Line of Credit B"), subject to all terms, conditions and limitations set forth herein and in Line of Credit Note B, upon ten (10) days prior written notice to Bank in accordance with the provisions of Section 7.2 hereof, provided that (i) a proportionate decrease has been requested to Line of Credit A pursuant to the provisions of Section 1.1(d) hereof, based upon the total commitments then outstanding under Line of Credit A and Line of Credit B; and (ii) at the time that Borrower requests the Decreased Commitment-Line of Credit B and at all times thereafter until implementation of the decrease by Bank, the outstanding principal balance of Line of Credit B is equal to or less than the Decreased Commitment. Borrower agrees to execute and deliver any documents reasonably requested by Bank to effectuate such Decreased Commitment.

         (d) Termination of Commitment. Notwithstanding anything to the contrary herein or in any of the Loan Documents, Borrower may terminate Line of Credit B upon ten (10) days prior written notice to Bank in accordance with the provisions of Section 7.2 hereof (a "Termination Request-Line of Credit B"), provided that: (a) at the time that Bank receives the Termination Request-Line of Credit B and at all times thereafter until termination of Line of Credit B by Bank there is no principal outstanding under Line of Credit B; and (b) all interest, fees and charges outstanding under the Loan Documents have been paid in full prior to termination.

         SECTION 1.3. TERM LOAN.

         (a) Term Loan. Subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 3.2 hereof, Bank hereby agrees to make a loan to Borrower in the principal amount of Four Million Dollars ($4,000,000.00) ("Term Loan"), the proceeds of which shall be used to purchase the Yakima Gateway Hotel (as defined in Section 1.6 hereof). Borrower's obligation to repay the Term Loan shall be evidenced by a promissory note substantially in the form of EXHIBIT C attached hereto ("Term Note"), all terms of which are incorporated herein by this reference. Bank's commitment to grant the Term Loan shall terminate on January 30, 2004.

         (b) Repayment. The principal amount of the Term Loan shall be repaid in accordance with the provisions of the Term Note.

         (c) Voluntary Prepayment. Borrower may prepay principal on the Term Loan solely in accordance with the provisions of the Term Note.

         (d) Reappraisal, Remargining and Mandatory Prepayment of Principal.

                  (i) Reappraisal. On the third anniversary of disbursement of the Term Loan, Bank shall have the right, in its sole discretion, to require a reappraisal of the Yakima Gateway Hotel (the "Reappraisal"). The Reappraisal shall be conducted by an appraiser acceptable to Bank, utilizing methodology satisfactory to Bank in its discretion, showing the then-current value of the Yakima Gateway Hotel (the "Reappraised Value").

                  (ii) Remargining and Mandatory Prepayment. If, based on the Reappraisal, the outstanding principal balance of the Term Loan at the time of the Reappraisal (the "Outstanding Balance") divided by the Reappraised Value results in a percentage that exceeds sixty-five percent (65%), Borrower shall, on the next scheduled principal payment due date under the Term Note, make an additional principal reduction on the Term Loan such that the Outstanding Balance divided by the Reappraised Value would result in a percentage equal to or less than sixty-five percent (65%). Any such principal reduction shall be subject to applicable prepayment fees, if any, due to Bank under the terms of the Term Note.

                  (iii) Costs. Without limiting the generality of any other provision of this Agreement or any of the other Loan Documents (as such term is defined in Section 2.2 hereof), Borrower agrees to reimburse Bank immediately upon demand for all of Bank's costs and expenses expended or incurred by Bank in connection with this Section 1.3 (d) (including, without limitation, the cost of the Reappraisal).

         SECTION 1.4. INTEREST/FEES.

         (a) Interest. The outstanding principal balance of each credit subject hereto shall bear interest at the rate of interest set forth in each promissory note or other instrument or document executed in connection therewith.

         (b) Prime Rate. The term "Prime Rate" shall mean at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as Bank may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within Bank.

         (c) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

         (d) Commitment Fees. Borrower shall pay the following non-refundable commitment fees to Bank: (i) an annual fee for Line of Credit A equal to Five Thousand Dollars ($5,000.00), payable upon execution of this Agreement and each November 1 thereafter; (ii) a fee for Line of Credit B equal to Five Thousand Dollars ($5,000.00), payable upon execution of this Agreement; and (iii) a fee for the Term Loan equal to Forty Thousand Dollars ($40,000.00), payable upon disbursement of the Term Loan.

         (e) Unused Commitment Fee. Borrower shall pay to Bank at the end of each calendar month an unused commitment fee equal to the percentage per annum (computed on the basis of a 360-day year, actual days elapsed) of the aggregate average daily unused amount of Line of Credit A and Line of Credit B, with such percentage to be determined in accordance with the following matrix and based upon the Funded Debt to EBITDA Ratio set forth in Section 4.9(b) hereof:

            Funded Debt to EBITDA                    Commitment Fee (Annualized)
            ---------------------                    ---------------------------
5.75 to 1.00 or greater                                        .60%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
at least 5.00 to 1.00 but less than 5.75 to 1.00               .50%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
at least 4.00 to 1.00 but less than 5.00 to 1.00               .40%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
at least 3.00 to 1.00 but less than 4.00 to 1.00               .30%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
less than 3.00 to 1.00                                         .20%
--------------------------------------------------------------------------------

The foregoing unused commitment fee shall be calculated by Bank after receipt and review of the calendar quarter-end financial statements delivered by Borrower to Bank in accordance with the terms of Section 4.3 hereof; provided, however, that if the Borrower has not timely delivered its financial statements in accordance with the terms of Section 4.3 hereof, then the commitment fee of ..60% shall apply. Nothing herein shall be deemed to waive any rights, remedies or claims that Bank may have under this Agreement or the other documents and instruments executed in connection herewith as a result of Borrower's failure to deliver such financial statements.

         SECTION 1.5. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each credit subject hereto by charging Borrower's deposit account number 4050003334 with Bank for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

         SECTION 1.6. COLLATERAL. As security for all indebtedness of Borrower to Bank under Line of Credit A, Borrower hereby grants to Bank a security interest of first priority in Borrower's Real Property Collateral (as defined below) and all products, profits, rents and proceeds of such Real Property Collateral, and shall cause WestCoast Hospitality Limited Partnership (the "Partnership"), Red Lion Hotels, Inc. ("RL Hotels, Inc.") and Red Lion Properties, Inc. ("RL Properties, Inc.") each to grant to Bank a security interest of first priority in all of their Real Property Collateral and all products, profits, rents and proceeds of such Real Property Collateral.

         As security for all indebtedness of Borrower to Bank under Line of Credit A and Line of Credit B, Borrower hereby grants to Bank a security interest in all of Borrower's personal property and the proceeds thereof, including, but not limited to, accounts receivable, notes receivable , chattel paper (including electronic chattel paper), deposit accounts, documents, equipment, financial assets, general intangibles (including payment intangibles), goods, health-care insurance receivables, instruments, inventory, investment property, letter of credit rights, supporting obligations, trademarks and vehicles. As security for all indebtedness of Borrower to Bank under Line of Credit A and Line of Credit B, Borrower shall cause the Partnership, RL Hotels, Inc., RL Properties, Inc., WestCoast Hotels, Inc. ("WC Hotels, Inc.") and Ticketswest.com, Inc. ("TW, Inc.") each to grant to Bank a security interest of first priority in all of their personal property and the proceeds thereof, including, but not limited to, accounts receivable, chattel paper (including electronic chattel paper), deposit accounts, documents, equipment, financial assets, general intangibles (including payment intangibles), goods, health-care insurance receivables, instruments, inventory, investment property, letter of credit rights, supporting obligations, trademarks and vehicles.

         As security for all indebtedness of Borrower to Bank under the Term Loan, Borrower shall grant or cause to be granted at time of acquisition a security interest of first priority in that certain real property located at 9 North Ninth Street, Yakima, Washington, commonly known as the "Yakima Gateway Hotel," and all personal property related thereto and the proceeds thereof, including, but not limited to, accounts receivable, chattel paper (including electronic chattel paper), deposit accounts, documents, equipment, financial assets, general intangibles (including payment intangibles, goods, health-care insurance receivables, instruments, inventory, investment property, letter of credit rights, supporting obligations, trademarks and vehicles.

         As used herein, "Real Property Collateral" shall mean, collectively:
(a) that certain real property owned by the Partnership and located at 414 E. First, Post Falls, Idaho ("Templin's Red Lion Inn"); (b) that certain real property owned by the Partnership and located at 1555 Pocatello Creek Road, Pocatello, Idaho ("Pocatello Red Lion Inn"); (c) that certain real property owned by RL Hotels, Inc. located at 521 W. Wishkah Street, Aberdeen, Washington ("Aberdeen Red Lion Inn"); (d) that certain real property owned by RL Hotels, Inc. and located at 612 South Sixth Street, Klamath Falls, Oregon ("Klamath Red Lion Inn"); (e) that certain real property owned by RL Properties, Inc. and located 1330 US Highway 2 West, Kalispell, Montana ("Kalispell Red Lion Inn"); and (f) any property approved by Bank to replace any of the foregoing under
Section 1.1(c) hereof.

         All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

         SECTION 1.7. GUARANTIES. All indebtedness of Borrower to Bank hereunder shall be guaranteed jointly and severally by the Partnership, WC Hotels, Inc., TW, Inc., RL Hotels, Inc., and RL Properties, Inc. in the principal amount of Fourteen Million Dollars ($14,000,000.00) each, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

         SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Washington, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

         SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

         SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

         SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower or any subsidiaries or affiliates of Borrower shown as consolidated with Borrower on Borrower's financial statements (Borrower, together with such subsidiaries or affiliates, shall be referred to individually herein as a "WestCoast Entity" and collectively herein as the "WestCoast Entities") other than those disclosed by Borrower to Bank in writing prior to the date hereof.

         SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The consolidated financial statement of the WestCoast Entities, dated June 30, 2003, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of the WestCoast Entities, (b) discloses all liabilities of the WestCoast Entities that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of the WestCoast Entities, nor have any of the WestCoast Entities mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise disclosed to and permitted by Bank in writing.

         SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year, nor any knowledge of any pending adjustments of income tax payable by any other WestCoast Entity with respect to any year.

         SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

         SECTION 2.8. PERMITS, FRANCHISES. Borrower and each of the other WestCoast Entities possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

         SECTION 2.9. ERISA. Borrower and each of the other WestCoast Entities is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); neither Borrower nor any of the other WestCoast Entities has violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower or such other WestCoast Entity (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower or any other WestCoast Entity; Borrower and each WestCoast Entity has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

         SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower and each of the other WestCoast Entities is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's or such WestCoast Entity's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower or any other WestCoast Entity is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

         SECTION 2.12. REAL PROPERTY COLLATERAL. Except as disclosed by Borrower to Bank in writing prior to the date hereof, with respect to the Real Property Collateral and the Yakima Gateway Hotel:

         (a) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, and rents (if any) which previously became due and owing in respect thereof have been paid as of the date hereof.

         (b) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such lien) which affect all or any interest in any Real Property Collateral or the Yakima Gateway Hotel and which are or may be prior to or equal to the lien thereon in favor of Bank.

         (c) None of the improvements which were included for purpose of determining the appraised value of any of the Real Property Collateral or the Yakima Gateway Hotel lies outside of the boundaries and/or building restriction lines thereof, and no improvements on adjoining properties materially encroach upon any such Real Property Collateral or the Yakima Gateway Hotel.

         (d) There is no pending, or to the best of Borrower's knowledge threatened, proceeding for the total or partial condemnation of all or any portion of any of the Real Property Collateral or the Yakima Gateway Hotel, and all such Real Property Collateral or the Yakima Gateway Hotel is in good repair and free and clear of any damage that would materially and adversely affect the value thereof as security and/or the intended use thereof.

                                   ARTICLE III
                                   CONDITIONS

         SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT FOR LINE OF CREDIT A AND LINE OF CREDIT B. The obligation of Bank to extend Line of Credit A and Line of Credit B is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) Approval of Bank Counsel. All legal matters incidental to the extension of Line of Credit A and Line of Credit B by Bank shall be satisfactory to Bank's counsel.

         (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

         (i) This Agreement, the Line of Credit A Note and the Line of Credit B Note.

         (ii)     Security Agreement.

         (iii)    (5) Third Party Security Agreements.

         (iv)     (5) Continuing Guaranties.

         (v)      (5) Deeds of Trust.

         (vi) Corporate Resolution: Borrowing and Certificate of Incumbency for Borrower.

         (vii)    Corporate Resolution: Continuing Guaranty (4).

         (viii)   Corporate Resolution: Third Party Collateral (4).

         (ix)     Certificates of Incumbency (4).

         (x) Partnership, Joint Venture or Association Certificate: Third Party Collateral.

         (xi)     Partnership, Joint Venture or Association Certificate:
                  Guaranty.

         (xii) Such other documents as Bank may require under any other Section of this Agreement.

         (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any other WestCoast Entity, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any such WestCoast Entity.

         (d) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all real and personal property collateral required under
Section 1.6 hereof, in form,
substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank, including, without limitation, policies of fire and extended coverage insurance covering all Real Property Collateral required hereby, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation or Bank.

         (e) Appraisals. Bank has obtained, at Borrower's cost, appraisals of the Real Property Collateral and all improvements thereon, issued by an appraiser acceptable to Bank and in form, substance and reflecting values satisfactory to Bank.. The appraisals show values for the following properties comprising the Real Property Collateral as set forth below:

Templin's Red Lion Inn                 $4,800,000.00
Kalispell Red Lion Inn                 $1,100,000.00
Pocatello Red Lion Inn                 $2,100,000.00
Klamath Lion Inn                       $2,200,000.00
Aberdeen Red Lion Inn                  $2,200,000.00

         (f) Title Insurance. Bank shall have received an ALTA Policy of Title Insurance, with such endorsements as Bank may require, issued by a company and in form and substance satisfactory to Bank, in such amount as Bank shall require, insuring Bank's lien on the Real Property Collateral to be of the priority set forth in Section 1.6. hereof, subject only to such exceptions as Bank shall approve in its discretion, with all costs thereof to be paid by Borrower.

         (g) Payment of Taxes. Borrower shall have delivered to Bank all evidence required by Bank to establish the current payment in full of all real property taxes relating to the Real Property Collateral, and, if required by Bank, evidence that Borrower has established adequate means for payment of future real property taxes relating to the Real Property Collateral, including, without limitation, tax service contracts.

         SECTION 3.2. CONDITIONS OF INITIAL EXTENSION OF CREDIT FOR TERM LOAN. The obligation of Bank to extend the Term Loan is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) Approval of Bank Counsel. All legal matters incidental to the extension of the Term Loan by Bank shall be satisfactory to Bank's counsel.

         (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

         (i)      This Agreement and the Term Note.

         (ii)     Deed of Trust.

         (iii) Such other documents as Bank may require under any other Section of this Agreement.

         (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any other WestCoast Entity, nor any material decline, as determined by Bank, in the market value of the Yakima

Gateway Hotel or a substantial or material portion of the assets of Borrower or any such WestCoast Entity.

         (d) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on the Yakima Gateway Hotel, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank, including, without limitation, policies of fire and extended coverage insurance covering the Yakima Gateway Hotel, with replacement cost and mortgagee loss payable endorsements, and such policies of insurance against specific hazards affecting any such real property as may be required by governmental regulation or Bank.

         (e) Appraisals. Bank shall have obtained, at Borrower's cost, an appraisal of the Yakima Gateway Hotel and all improvements thereon, issued by an appraiser acceptable to Bank and in form, substance and reflecting a minimum loan to value percentage of sixty-five percent (65%), as determined by Bank in its sole discretion.

         (f) Title Insurance. Bank shall have received an ALTA Policy of Title Insurance, with such endorsements as Bank may require, issued by a company and in form and substance satisfactory to Bank, in such amount as Bank shall require, insuring Bank's lien on the Yakima Gateway Hotel to be of first priority, subject only to such exceptions as Bank shall approve in its discretion, with all costs thereof to be paid by Borrower.

         (g) Payment of Taxes. Borrower shall have delivered to Bank all evidence required by Bank to establish the current payment in full of all real property taxes relating to the Yakima Gateway Hotel, and, if required by Bank, evidence that Borrower has established adequate means for payment of future real property taxes relating to the Yakima Gateway Hotel, including, without limitation, tax service contracts.

         SECTION 3.3. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

         (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

         (b) Documentation. Bank shall have received all additional documents which it may reasonably require in connection with such extension of credit.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

         Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of

Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

         SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of any credit subject hereto exceeds any limitation on borrowings applicable thereto.

         SECTION 4.2. ACCOUNTING RECORDS. Maintain, and cause each of the WestCoast Entities to maintain, adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the Real Property Collateral, the Yakima Gateway Hotel and any other property securing the obligations hereunder.

         SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

         (a) not later than 90 days after and as of the end of each fiscal year, a consolidated audited financial statement of the WestCoast Entities, prepared by a certified public accountant acceptable to Bank, to include a Balance Sheet, an Income Statement, a Statement of Cash Flow, an Auditor's Report and all supporting schedules and footnotes; provided that for purposes of this Section 4.3, and as of the date of this Agreement, Bank has approved BDO Seidman, LLP as a certified public accountant acceptable to Bank, but reserves the right to require a change in such certified public accountant should circumstances so warrant;

         (b) not later than 45 days after and as of the end of each of the first, second and third calendar quarters, a consolidated financial statement of the WestCoast Entities, prepared by Borrower, to include a Balance Sheet, an Income Statement, and a Statement of Cash Flow;

         (c) contemporaneously with each annual and quarterly financial statement of the WestCoast Entities required hereby, a certificate of compliance certified by a senior financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default;

         (d) not later than 45 days after and as of the end of each calendar quarter for such quarter and for the four quarters then ended, an operating statement for each parcel of Real Property Collateral and the Yakima Gateway Hotel, prepared by Borrower;

         (e) from time to time such other information as Bank may reasonably request, including, without limitation: (i) copies of rent rolls and other information with respect to the Real Property Collateral and the Yakima Gateway Hotel; (ii) copies of all financial statements and reports that the Borrower or WestCoast Hospitality Corporation sends to its shareholders; and (iii) copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that any WestCoast Entity may make to or file with the Securities Exchange Commission.

         SECTION 4.4. COMPLIANCE. Preserve and maintain, and cause all other WestCoast Entities to preserve and maintain, all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its respective business; and comply, and cause all other WestCoast Entities to comply, with the provisions of all documents pursuant to which such entity is organized and/or which govern such entity's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to such entity and/or its business.

         SECTION 4.5. INSURANCE. Maintain and keep in force, and cause all other WestCoast Entities to maintain and keep in force, insurance of the types and in amounts customarily carried in lines of business similar to that of such entity, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

         SECTION 4.6. FACILITIES. Keep, and cause all other WestCoast Entities to keep, all properties useful or necessary to such entity's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

         SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due, and cause all other WestCoast Entities to pay and discharge when due, any and all indebtedness, obligations, assessments and taxes, both real or personal, including, without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower or such WestCoast Entity may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower or such WestCoast Entity has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower or such WestCoast Entity is obligated to make such payment.

         SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower or any other WestCoast Entity with a claim in excess of $2,000,000.00 if not fully covered by insurance, and in excess of $10,000,000.00 if fully covered by insurance.

         SECTION 4.9. FINANCIAL CONDITION. Maintain the financial condition of the WestCoast Entities as follows, using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with the consolidated financial statements of the WestCoast Entities for the period ending September 30, 2003:

         (a) Tangible Net Worth. Tangible Net Worth not at any time less than $105,000,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt (including the Preferred Trust Offering, as such term is defined in Section 5.3 herein) less any intangible assets.

         (b) Funded Debt to EBITDA Ratio. Funded Debt divided by EBITDA not greater than: (i) 5.95 to 1.00 as of the end of the fiscal quarter ending September 30, 2003, for the four quarters then ended; and (ii) 5.75 to 1.00 as of the end of the fiscal quarter ending December

31, 2003, for the four fiscal quarters then ended, and each fiscal quarter thereafter for the four quarters then ended to and including the fiscal quarter ending September 30, 2004; and (iii) 5.50 to 1.00 as of the end of the fiscal quarter ending December 31, 2004, and thereafter for the four quarters then ended. As used herein, "EBITDA" shall be defined as net profit before tax, less gains on asset sales, plus losses on asset sales, plus interest expense (net of capitalized interest), plus depreciation and amortization expense, plus non-capitalized conversion and rebranding expense, plus other non-cash expenses, less other non-cash income. In the event of an acquisition, the EBITDA shall include the most recent four quarter EBITDA (as defined herein) of the acquired property. As used herein, "Funded Debt" shall be defined as the sum of all obligations for borrowed money (excluding the Preferred Trust Offering, as such term is defined in Section 5.3 herein) plus all capital lease obligations of the WestCoast Entities.

         (c) EBITDA Coverage Ratio: EBITDA divided by Debt Service not less than
1.50 to 1.00, determined at each fiscal quarter end for the four fiscal quarters then ended. As used herein, "Debt Service" shall be defined as total interest expense and dividends on preferred stock for the most recent four quarters ended, plus the current maturity of long-term debt ("CMLTD"), which shall be based on the CMLTD (including subordinated debt and capital leases) within the Balance Sheet dated 12-months prior to the most recent quarter ended, less that portion of balloon payments within CMLTD that exceeds normally scheduled payments. In the event of an acquisition, Debt Service shall include the Debt Service (as defined herein) of the acquired property.

         (d) Collateral Debt Service. Collateral Debt Service not less than 1.50 to 1.00, determined at each fiscal quarter end for the four fiscal quarters then ended, defined as EBITDA contributed by Real Property Collateral divided by 10% of the outstanding aggregate balance of Line of Credit A.

         SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than five
(5) business days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower or any other WestCoast Entity; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower or any other WestCoast Entity is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's or any other West Coast Entity's property.

         SECTION 4.11. PRIMARY DEPOSITORY RELATIONSHIPS. It is the intention of the WestCoast Entities to maintain their primary depository relationships with Bank, provided that such depository banking relationships are subject to reasonable and customary terms and conditions for relationships of that type.

                                    ARTICLE V
                               NEGATIVE COVENANTS

         Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

         SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof, or for acquisitions.

         SECTION 5.2. CAPITAL EXPENDITURES/LEASES/INVESTMENTS. Make any additional investments, acquire fixed assets or incur operating lease expense in any fiscal year in excess of an aggregate of $15,000,000.00 for all WestCoast Entities (excluding the exercise of purchase options on the Yakima Gateway Hotel and any others existing as of, and disclosed to Bank prior to, the date hereof, and normal repairs, maintenance and improvements to existing hotels).

         SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist, or permit any other WestCoast Entity to create, incur, assume or permit to exist, any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, (c) the issuance by one or more of the WestCoast Entities of up to $46,000,000.00 in the aggregate for the Preferred Trust Offering to third parties; and (d) other indebtedness for capital expenditures, leases and investments permitted under Section 5.2 hereof. As used herein, "Preferred Trust Offering" means any preferred securities issued by a financing entity (i.e., partnership, trust, limited liability company, etc.) used exclusively to raise capital for one or more of the WestCoast Entities having the following structural characteristics: (i) the financing entity is capitalized through preferred securities issued by the financing entity; (ii) the financing entity lends the proceeds from the issuance of preferred securities to such WestCoast Entity in exchange for subordinated debt securities (which debt securities are subordinated in all respects to the Funded Debt of the WestCoast Entities, except for Funded Debt which by its terms is expressly subordinated to or pari passu with such debt securities); (iii) such WestCoast Entity makes periodic interest payments associated with the subordinated debt securities to the financing entity which in turn are used to make corresponding payments to holders of the preferred securities of the financing entity; (iv) the subordinated debt securities issued by such WestCoast Entity and corresponding preferred securities issued by the financing entity have a maturity of at least 30 years; (v) interest payments on the subordinated debt securities may be deferred at such WestCoast Entity's discretion for one or more consecutive periods of up to five years, which would result in a corresponding deferral of payments to holders of the preferred securities, plus accrual of interest thereon; and (vi) the subordinated debt securities and corresponding preferred securities may not be redeemed for a period of five years from the date of issuance other than as a result of a tax or other special event.

         SECTION 5.4. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; nor permit any other WestCoast Entity to merge into or consolidate with any other entity (other than internal mergers or consolidations of one or more WestCoast Entities which do not result in any change in the beneficial ownership of such WestCoast Entities by Borrower); make any change in the nature of Borrower's business as conducted as of the date hereof that would materially adversely affect Borrower's operations, nor permit any other WestCoast Entity to make any change in the nature of such WestCoast Entity's business as conducted as of the date hereof that would materially adversely affect the operations of the WestCoast Entities on a consolidated basis; acquire all or substantially all of the assets of any other entity, nor permit any WestCoast Entity to acquire all or substantially all of the assets of another entity except as permitted under Section 5.2 hereof; nor sell, lease, transfer or otherwise dispose of, nor permit any other WestCoast Entity to sell, lease, transfer or otherwise dispose of, assets having value in excess of ten percent (10%) of total assets of Borrower and the WestCoast Entities on a consolidated, book value basis, except: (a) in the ordinary course of business; and (b) in connection with internal reorganizations that do not result in any change in beneficial ownership of such assets by Borrower.

         SECTION 5.5. GUARANTIES. Guarantee or become liable in any way, nor permit any other WestCoast Entity to guarantee or become liable in any way, as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, any liabilities or obligations of any other person or entity, except: (a) any of the foregoing in favor of Bank; (b) guarantees or other liabilities entered into in connection with the Trust Preferred Offering; (c) guarantees of obligations of WestCoast Entities that are consolidated for tax and accounting purposes; and (d) guarantees of third party debt, so long as the liability under such guarantees does not at any time exceed $2,500,000.00 in the aggregate, nor pledge or hypothecate any assets of Borrower or any WestCoast Entity with a consolidated book value at any time in excess of $2,500,000.00 in the aggregate as security for, any liabilities or obligations of any other person or entity.

         SECTION 5.6. LOANS, ADVANCES. Make any loans or advances to any person or entity, nor permit any WestCoast Entity to make any loans or advances to any person or entity, except: (a) any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof (including those contained in the financial statements delivered to Bank prior to the date hereof); and (b) loans or advances by Borrower and/or the WestCoast Entities not at any time to exceed $5,000,000.00 in the aggregate.

         SECTION 5.7. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist in favor of any other creditor a security interest in, or lien upon, all or any portion of Borrower's or any other WestCoast Entity's assets that constitute the collateral of Bank.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay within three (3) business days after the date due any principal, interest, fees or other amounts payable under any of the Loan Documents.

         (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence; provided, however, if such default which by its nature can be cured relates specifically to restoration or repair obligations for the Real Property Collateral and/or the Yakima Gateway Hotel, such default shall continue for a period of ninety (90) days from its occurrence;

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument involving obligations in excess of $5,000,000.00, individually or in the aggregate (other than any of the Loan Documents) pursuant to which Borrower or any WestCoast Entity has incurred any debt or other liability to any person or entity, including Bank.

         (e) The filing of a notice of judgment lien against Borrower or any other WestCoast Entity; or the recording of any abstract of judgment against Borrower or any other WestCoast Entity in any county in which Borrower or such WestCoast Entity has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any other WestCoast Entity; or the entry of a judgment against Borrower or any WestCoast Entity; provided, however, that such judgments, liens, levies, writs, executions and other process involve debts of or claims against Borrower or any other WestCoast Entity in excess of $5,000,000.00, individually or in the aggregate for all such judgments, liens, levies, writs, executions and other process against Borrower and any other WestCoast Entity combined, and within twenty (20) days after the creation thereof, or at least ten (10) days prior to the date on which any assets could be lawfully sold in satisfaction thereof, such debt or claim is not satisfied or stayed pending appeal and insured against in a manner satisfactory to Bank;.

         (f) Borrower or any other WestCoast Entity shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any other WestCoast Entity shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any other WestCoast Entity, or Borrower or any other WestCoast Entity shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any other WestCoast Entity shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any other WestCoast Entity by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         (g) There shall exist or occur any event or condition which Bank reasonably and in good faith believes materially impairs, or is substantially likely to materially impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (h) The dissolution or liquidation of Borrower or any other WestCoast Entity , unless previously approved by Bank in writing; or Borrower or any other WestCoast Entity , or any of their respective directors, stockholders or members, shall take action reasonably likely to effect the dissolution or liquidation of Borrower or such WestCoast Entity without the prior written approval of Bank.

         (i) The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Bank's prior written consent, of all or any part of or interest in the Real Property Collateral, except for leases to third parties of portions of the Real Property Collateral in the ordinary course of business.

         (j) Bank, reasonably and in good faith, believes all or a material portion of the collateral described in Section 1.6 hereof to be in substantial danger of misuse, dissipation, commingling, loss, theft, damage or destruction or otherwise in substantial jeopardy.

         SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower;
(b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement or the other Loan Documents must be in writing delivered to each party at the following address:

         BORROWER              WestCoast Hospitality Corporation
         AND ANY OTHER         201 W.  North River Drive
         WESTCOAST             Spokane, Washington 99201
         ENTITY:

         BANK:                 WELLS FARGO BANK, NATIONAL ASSOCIATION
                               221 N. Wall St., Suite 310
                               Spokane, Washington 99201

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all reasonable allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

         SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, any guarantor hereunder or the business of such guarantor, or any collateral required hereunder.

         SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

         SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

         SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

         SECTION 7.11. ARBITRATION.

         (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

         (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Washington selected by the American Arbitration Association ("AAA");
(ii) be governed by the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

         (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

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

         (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Washington or a neutral retired judge of the state or federal judiciary of Washington, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions, which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Washington and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Washington Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

         (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

         (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

         (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the

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

dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

WESTCOAST HOSPITALITY,                    WELLS FARGO BANK,
CORPORATION                                NATIONAL ASSOCIATION


By: /s/ Arthur M. Coffey                  By: /s/ Bruce Zavalney
   --------------------                       ----------------------------------
        Arthur M. Coffey                          Bruce Zavalney
        President and Chief                       Senior Relationship Manager
        Executive Officer

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